Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF VIRGINIA
LYNCHBURG DIVISION

UNITED STATES OF AMERICA	)
)
v.	)	Case No. 6:24CR6
)
ENVIGO RMS, LLC	)
ENVIGO GLOBAL SERVICES, INC.	)

PLEA AGREEMENT

As part of a broader resolution set forth in the Resolution Agreement between the United States and Inotiv, Inc. (attached as Attachment B), ENVIGO RMS, LLC and ENVIGO GLOBAL SERVICES, INC., pursuant to authority granted by their Boards of Directors, have entered into this Plea Agreement with the United States of America, by and through the United States Attorney for the Western District of Virginia and the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division (collectively referred to as the “United States”), pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure (“Fed. R. Crim. P.”). For purposes of this Plea Agreement, “ENVIGO” includes ENVIGO RMS, LLC and ENVIGO GLOBAL SERVICES, INC. and “INOTIV ENTITIES” includes Inotiv, Inc. and all entities related to Inotiv, Inc., including, but not limited to, ENVIGO and all entities related to ENVIGO, and all successors in interest to any of the above listed entities. The terms and conditions of this Plea Agreement are as follows:

1.CHARGES TO WHICH ENVIGO IS PLEADING GUILTY AND WAIVER OF RIGHTS

ENVIGO RMS, LLC will enter a plea of guilty to Count One, and ENVIGO GLOBAL SERVICES, INC. will enter a plea of guilty to Count Two of an Information (attached as Attachment C).
Count One charges ENVIGO RMS, LLC with conspiring, in violation of 18 U.S.C. § 371, to knowingly violate Chapter 54 of Title 7 (the Animal Welfare Act), in violation of 7 U.S.C. § 2149(d), at its facility in Cumberland County, Virginia (the “Cumberland Facility”). The maximum statutory penalty is a term of probation of five years and a fine the greater of (a) $200,000 (18 U.S.C. § 3571(c)(5)) or (b) twice the gross gain (18 U.S.C. § 3571(d)). Accordingly, the maximum fine is $22,225,132 (twenty-two million two hundred twenty-five thousand one hundred thirty-two dollars) representing twice the gross gain. The gross gain figure is based on ENVIGO generating $11,112,566 (eleven million one hundred twelve thousand five hundred sixty-six dollars) in revenue from sales of dogs from the Cumberland Facility during the offense.
Count Two charges ENVIGO GLOBAL SERVICES, INC. with conspiring, in violation of 18 U.S.C. § 371, to knowingly violate the Clean Water Act in violation of 33 U.S.C. §§ 1311 and 1319(c)(2)(A), at the Cumberland Facility. The maximum statutory penalty is a term of probation of five years and a fine the greater of (a) not less than $5,000 nor more than $50,000 per day of violation (33 U.S.C. § 1319(c)(2)), (b) $500,000 (18 U.S.C. § 3571(c)(3)), or (c) twice the gross gain (18 U.S.C. § 3571(d)). Accordingly, because the violation began no later than January 1, 2020, and continued daily through September 30, 2022, the minimum fine is $5,020,000 (five million twenty thousand dollars) and the maximum fine is $50,200,000 (fifty million two hundred thousand dollars).

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
The charges are being brought by the United States filing an information as opposed to a grand jury returning an indictment. ENVIGO hereby waives and gives up its right to be charged by indictment and have a grand jury vote on its probable guilt.
ENVIGO understands fees may be imposed to pay for probation and there will be a total special assessment of $525 ($125 on Count One and $400 on Count Two), pursuant to 18 U.S.C. § 3013(a)(1)(B)(iii), (a)(2)(B). ENVIGO’s attorneys have informed both defendants of the nature of the charges and the elements of the charges that must be proved by the United States beyond a reasonable doubt before ENVIGO could be found guilty as charged.
ENVIGO acknowledges ENVIGO has had all its rights explained to it. ENVIGO expressly recognizes, as a corporation, ENVIGO may have the following constitutional rights and by voluntarily pleading guilty, ENVIGO knowingly waives and gives up these valuable constitutional rights:
The right to plead not guilty and persist in that plea.
The right to a speedy and public jury trial.
The right to assistance of counsel at that trial and in any subsequent appeal.
The right to remain silent at trial.
The right to testify at trial.
The right to confront and cross-examine witnesses.
The right to present evidence and witnesses.
The right to compulsory process of the court.
The right to compel the attendance of witnesses at trial.
The right to be presumed innocent.
The right to a unanimous guilty verdict.
The right to appeal a guilty verdict.
ENVIGO is pleading guilty as described above because ENVIGO is in fact guilty and because ENVIGO believes it is in its best interest to do so and not because of any threats or promises, other than the terms of this Plea Agreement and its attachments, in exchange for its pleas of guilty.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
2.ENTRY OF PLEAS OF GUILTY

ENVIGO shall enter its guilty pleas on June 3, 2024, at 11:00 AM, at the United States District Court for the Western District of Virginia at Charlottesville, Virginia, unless the parties mutually agree in writing to an alternative date and time.

3.FACTUAL REPRESENTATIONS

ENVIGO stipulates and agrees that the facts and allegations set forth in the Information to which it is pleading guilty are true and correct and provide an adequate factual basis for acceptance of the pleas.

4.AGREEMENT NOT TO BREED OR SELL DOGS

ENVIGO agrees none of the INOTIV ENTITIES will breed or sell dogs. Each dog under the care of or in the possession or control of any of the INOTIV ENTITIES will be over the age of 90 days old.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
5.AGREEMENT TO MEET CERTAIN STANDARDS

ENVIGO recognizes it is the United States’ intent that the INOTIV ENTITIES’ personnel and facilities shall exceed the minimum requirements under the Animal Welfare Act and Clean Water Act to ensure the health, safety, and well-being of animals under the care of the INOTIV ENTITIES.

Accordingly, the INOTIV ENTITIES, at a minimum, shall:
a.In hiring veterinarians, give preference, among otherwise equally qualified applicants, to applicants certified by the American Board of Veterinary Practitioners (“ABVP”) and/or American College of Laboratory Animal Medicine (“ACLAM”) in the relevant specialty.
b.All veterinarians shall complete at least fifteen hours of continuing education, per year.
c.Comply with: (1) all federal Animal Welfare Act and Clean Water Act laws, rules, and regulations, as well as all federal and applicable state and local animal welfare, animal cruelty, water, and sewage laws, rules, and regulations (collectively referred to as “Applicable Laws”), (2) the Plea Agreement, the Resolution Agreement, and their attachments, and (3) the Nationwide Compliance Plan (“NCP”) (as more fully described below).
d.Make reasonable efforts, and document such efforts, to find humane placement for dogs, cats, nonhuman primates, and exotics who are no longer used in research or breeding and are able to be retired (such as with an adoptive family, sanctuary, or rescue organization, or other appropriate owner for that animal, and not including selling at auction or otherwise placing a retired animal with another facility for research or with a breeder for breeding purposes).
e.All staff must be trained to know and understand normal behaviors for the specific species of animals with which they are working.

    In addition to the foregoing, the following will apply to all INOTIV ENTITIES that hold licenses pursuant to the United States Department of Agriculture or conduct activities under those licenses:
a.Care of Animals While Involved in Active Research: During the period of testing being conducted by any of the INOTIV ENTITIES, the standard of care shall be consistent with applicable regulations and otherwise ensure the humane treatment of the test animals. This shall include, without limitation, animals on an active study protocol or operating procedure, including protocols and operating procedures concerning the preparation and pre-conditioning of animals for a study, which are reviewed and approved by an Institutional Animal Care and Use Committee (“IACUC”).
b.    Care of Animals While Not Involved in Active Research:
i.    For Nonhuman Primate Care
Implement and comply with a written environmental enrichment plan, as reviewed and approved in writing by the Attending Veterinarian (“AV”), that incorporates at a minimum the following standards:
Must provide for each primate of a species known to be of a social nature to be housed with other primates. Behavior assessments and introduction procedures must be implemented by professionals with experience with creating and monitoring nonhuman primate social groups prior to determining social groups. Environmental enrichment plans must provide an explanation and justification for each diminished degree of social interaction. If a nonhuman primate is not able to be provided with social housing, other means of enrichment must be enhanced and reflected in the environmental enrichment

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
plan. While nonhuman primates should be housed together whenever possible, the facility should not obtain more nonhuman primates solely to facilitate group housing.
Must allow for species-typical sensory, motor, psychological, and social development of infants by the mother/foster. Environmental enrichment plans will provide that infant primates will be left with their mothers until the species-typical age of weaning unless there is a medical necessity (such as mother is not caring for infant, infant is ill, mother is too ill to care for infant, etc.). Macaque age of weaning is at minimum 6 months, but the INOTIV ENTITIES may opt to leave macaques with their dams for longer periods. Environmental enrichment plans must account for appropriate interactions with other members of the same species that are not the mother. Environmental enrichment plans must include appropriate levels of social interaction with human caregivers to reduce stress for providing routine husbandry and veterinary care.
Must provide nonhuman primates with species-specific expressions of natural behaviors, including, the ability to engage in species-typical postures and positions for resting, sleeping, feeding, exploration, and play, locomotion, and social adjustments.
Primary enclosures or housing and exercise must allow enclosure configurations that permit nonhuman primates: Vertical climbing opportunities with enough space to allow nonhuman primates to travel, feed, and rest in elevated space. Primary enclosures should also be spaces that allow for: access to a variety of substrates; avoidance of frightening stimuli and other individual animals; scent-retaining surfaces (with the exception of macaques); and address the needs of the nonhuman primates at a species, life-stage, and individual level, which must be addressed in individual environmental enrichment plans, including adaptations for nonhuman primates with physical impairments. As to any facility whose primary enclosures do not allow for outdoor access, the nonhuman primates will have alternative regular outdoor access, unless detrimental to the individual nonhuman primate as determined by the AV in writing, subject to quarantine, or prohibited by research protocol. As to any facility that does not comply with this condition, the INOTIV ENTITIES will provide to the Compliance Monitor (“CM”) (as more fully described below) within 30 days of the CM’s selection: (1) a listing of the facility’s deficiencies; and (2) its plan to correct such deficiencies by June 3, 2025. All deficiencies must be corrected by June 3, 2025.
Must provide nonhuman primates with the opportunity to work for their food by providing daily opportunities for time-consuming foraging tasks. Food items should align with species’ dietary needs and help each nonhuman primate to meet their daily nutritional needs, and should include a variety of tastes, textures, and smells. The environmental enrichment plan should address how certain food will be provided so as to enhance enrichment.
Must provide each nonhuman primate continuous and sufficient access to potable water that is not frozen or too hot and is free of feces, algae, and other contaminants, unless water restriction is deemed necessary by the AV in writing.
Must provide nonhuman primates with a variety of objects they can move and manipulate with their hands. Items must be species and age appropriate and must be changed often enough to maintain appropriate levels of novelty. It must be documented when new items are introduced.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
Must provide an explanation and justification for each diminished degree of social interaction; changes in the needs of individual nonhuman primates; and assessment of the plan’s effectiveness.
Must change enclosure furniture, such as perches, as needed to ensure they are properly sanitized and to ensure safety.
Must demonstrate enrichment devices are appropriate and address how they will keep enrichment items novel.
Must allow nonhuman primates a level of control over their own enrichment including but not limited to toys that allow opening doors and peep holes (or other toys substantially similar thereto), a primate nesting box or other similar space to provide the ability to remove themselves from stimuli, and the ability to avoid noxious stimuli, unless the health and well-being of the animal necessitates deviation, in which case the AV must record in writing the need for any modification. Animal care staff must provide for temperature and lighting in any nonhuman primate housing consistent with the nonhuman primate’s diurnal cycles, unless the health and well-being of the animal necessitates deviation, in which case the AV must record in writing the need for any modification. As to any facility that does not comply with this condition, the INOTIV ENTITIES will provide to the CM within 30 days of the CM’s selection: (1) a listing of the facility’s deficiencies; and (2) its plan to correct such deficiencies by June 3, 2025. All deficiencies must be corrected by June 3, 2025.
Must include stimulation of the olfactory, visual, tactile, and auditory senses to stimulate species-specific behavior and allow for the opportunity to avoid stimuli, unless the health and well-being of the nonhuman primate necessitates deviation, in which case the AV must record in writing the need for any modification.
If the facility has a nonhuman primate in persistent psychological distress, a nonhuman primate behaviorist or a veterinarian with significant experience in nonhuman primates should assess the plan to understand how it may affect those individual nonhuman primates and make recommendations for adjusting that nonhuman primate’s environmental enrichment plan. Recommendations must be duly considered by the AV for the environmental enrichment plan. The AV will then review and approve in writing the changes. If recommendations are not added and the environmental enrichment plan remains unchanged, the facility must provide a written justification for this decision.
Each nonhuman primate must receive adequate veterinary care, including prompt treatment of any disease, illness, or injury by the veterinary staff. Nonhuman primates must be checked twice daily by animal care staff and each nonhuman primate should be checked more thoroughly when transferring from dirty to clean enclosures. Protocols and AV-approved standard operating procedures for providing adequate veterinary care, daily checks, and any resulting procedures must be detailed in written instructions. All veterinary care staff must be trained under the supervision of a veterinarian.
Must complete a staffing study, commissioned by an outside, independent agency, within 60 days of June 3, 2024, to provide necessary and sufficient staffing to ensure each nonhuman primate receives appropriate feeding, sanitation, health assessments, and enrichment. Beginning not later than 60 days after completion of the study, the INOTIV ENTITIES must maintain adequate staffing to comply with the findings of the study.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
If exemptions to enrichment exist for certain individual nonhuman primates, these plans must be documented and reviewed by the AV at least every 30 days for reassessment.
Written environmental enrichment plans must be visible and available to inspectors and regularly reviewed by the IACUC for quality and effectiveness. Plans should be modified and implemented based on IACUC recommendations.
ii.For Small Animal Care
Implement and comply with a written enrichment plan, as reviewed and approved in writing by the AV, that incorporates at a minimum the following standards:
As species-appropriate, housing must provide: the space, ability, diversity, and complexity for freedom of movement, retreat, exercise, stimulation, and expression of natural behaviors (such as but not limited to denning, foraging, jumping, playing, running, digging, climbing, flying, swimming, swinging, nesting, retreating, or hiding); climate control and lighting; flooring to promote foot health and prevent sores; additional substrate or bedding; and use of diverse enrichment objects (such as but not limited to play structures, toys, chew objects, nesting materials, dig boxes, climbing structures). As to any facility that does not comply with this condition, the INOTIV ENTITIES will provide to the CM within 30 days of the CM’s selection: (1) a listing of the facility’s deficiencies; and (2) its plan to correct such deficiencies by June 3, 2025. All deficiencies must be corrected by June 3, 2025.
Must be provided with a variety of objects. Items must be species and age appropriate and must be changed often enough to maintain appropriate levels of novelty. It must be documented when new items are introduced.
Provide for each animal of a species known to be of a social nature, such as cats, wild mice, rabbits, guinea pigs, gerbils, and hens, to be housed with other compatible members of the same species unless the health and well-being of the animal necessitates deviation, in which case the AV must record in writing the need for any modification. The determination about which species, beyond those explicitly listed in this Paragraph, should be socially housed and how that will be arranged will be made by professionals with experience with creating and monitoring species-specific social groups, as approved in writing by the AV. Provide an explanation and justification for each diminished degree of social interaction. If an animal is not able to be provided with social housing, other means of enrichment must be enhanced and reflected in the enrichment plan, including visual, olfactory, tactile, and auditory contact with conspecifics, where appropriate. Solitary housing should be temporary. Plans for solitary housing must be documented and reviewed by the AV at least every 30 days for reassessment.
Must have visible and demonstrable components of the enrichment plan and cannot rely on self-reported indications of provided enrichment items or activities. Enrichment items, such as toys, play objects, and areas must be visible to inspectors and not merely indicated in the written plan.
Must provide appropriate, nutritious, and various food options for each animal, unless otherwise determined by the AV in writing, in an amount sufficient to maintain the good health and physical condition of each such animal.
Must provide each animal continuous and sufficient access to potable water that is not frozen or too hot and is free of feces, algae, and other contaminants, unless water restriction is deemed necessary by the AV in writing.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
Must demonstrate enrichment devices are appropriate. As species-appropriate, must address how they will keep enrichment items novel and must document in writing the decision-making process.
Must complete a staffing study, commissioned by an outside, independent agency, within 60 days of June 3, 2024, to provide necessary and sufficient staffing to ensure each animal receives appropriate feeding, sanitation, health assessments, and enrichment. Beginning not later than 60 days after completion of the study, the INOTIV ENTITIES must maintain adequate staffing to comply with the findings of the study.
Each animal must receive adequate veterinary care, including prompt treatment of any disease, illness, or injury by the veterinary staff. Animals must be checked twice daily by animal care staff and each animal should be checked more thoroughly when transferring from dirty to clean enclosures. Protocols and AV-approved standard operating procedures for providing adequate veterinary care, daily checks, and any resulting procedures must be detailed in written instructions. All veterinary care staff must be trained under the supervision of a veterinarian.
If exemptions to enrichment exist for certain individual animals, these plans must be documented and reviewed by the AV at least every 30 days for reassessment.
Written enrichment plans must be visible and available to inspectors and regularly reviewed by the IACUC for quality and effectiveness. Plans should be modified and implemented based on IACUC recommendations.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
6.SENTENCING GUIDELINES

The parties agree the 2023 version of the United States Sentencing Commission Guidelines Manual (“U.S.S.G.”) applies to any guidelines calculation made pertaining to the offenses to which ENVIGO is pleading guilty.

7.PAYMENTS

The parties agree and stipulate:
a. ENVIGO shall make payments toward a fine of $11,000,000 (eleven million dollars) on Count One and $11,000,000 (eleven million dollars) on Count Two, for a total fine of $22,000,000 (twenty-two million dollars), which shall be due and payable at sentencing and interest shall be computed daily on the entire unpaid balance from the date of sentencing at a rate equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the calendar week preceding the date of sentencing. However, ENVIGO will be in compliance with its obligation to pay the fine so long as it pays the following amounts on or before the dates set forth below:
June 3, 2025 - $5,000,000 (five million dollars)
June 3, 2026 - $5,000,000 (five million dollars)
June 3, 2027 - $5,000,000 (five million dollars)
June 3, 2028 - $7,000,000 (seven million dollars) plus all accrued interest since June 3, 2024
If ENVIGO and Inotiv, Inc. fail to pay any of the above listed amounts on or before the due dates, they will have (1) failed to comply with a provision of the Plea Agreement, and (2) failed to comply with a provision of the Resolution Agreement. Accordingly, the United States, immediately, may collect the entire remaining unpaid amount due of the $22,000,000 fine plus interest and pursue any or all of the remedies available for failing to comply with a provision of the Plea Agreement.
b.ENVIGO, no later than 10:00 AM EDT on June 3, 2024, shall have authorized the payment of $1,143,991 (one million one hundred forty-three thousand nine hundred ninety-one dollars) to the Virginia Animal Fighting Task Force in recognition of direct assistance provided to the United States during the investigation. ENVIGO, no later than 5:00 PM EDT on June 3, 2024, shall release the payment of $1,143,991 (one million one hundred forty-three thousand nine hundred ninety-one dollars) to the Virginia Animal Fighting Task Force.
c.ENVIGO, no later than 10:00 AM EDT on June 3, 2024, shall have authorized the payment of $1,856,009 (one million eight hundred fifty-six thousand nine dollars) to the Humane Society of the United States in recognition of direct assistance provided to the United States during the investigation. ENVIGO, no later than 5:00 PM EDT on June 3, 2024, shall release the payment of $1,856,009 (one million eight hundred fifty-six thousand nine dollars) to the Humane Society of the United States.
d.ENVIGO, no later than 10:00 AM EDT on June 3, 2024, shall have authorized the community service payment of $3,500,000 (three million five-hundred thousand dollars) to the National Fish and Wildlife Foundation (“NFWF”), a nonprofit organization established pursuant to 16 U.S.C. §§ 3701–3710, to fund environmental projects, studies, and initiatives designed to benefit, preserve, and restore the riparian environment and ecosystems in Cumberland County, Virginia, in the vicinity of the former Cumberland Facility. ENVIGO, no later than 5:00 PM EDT on June 3, 2024, shall release the payment of $3,500,000 (three million five-hundred thousand dollars) to the NFWF. At

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
least $500,000 of the $3,500,000 shall be spent on purchasing riparian wetland and/or riparian land located in or near Cumberland, Virginia, with first preference to land adjacent to Maxey Mill Creek and its tributaries.
e.No later than June 3, 2024, ENVIGO shall pay a total of $525 (five hundred twenty-five dollars) to the “Clerk of Court,” as payment of the special assessment in this case.
f.ENVIGO shall pay all costs associated with the CM described in this Plea Agreement.
g.ENVIGO, on or before the dates set forth below, shall expend not less than $7,000,000 (seven million dollars), for improvements to its facilities and personnel to a standard beyond the bare minimum required to comply with the Animal Welfare Act laws, rules, and regulations as described in the Section of this Agreement titled “IMPROVEMENT TO FACILITIES AND PERSONNEL”:
$2,500,000 (two million five hundred thousand dollars) – June 3, 2025
$2,500,000 (two million five hundred thousand dollars) – June 3, 2026
$2,000,000 (two million dollars) – June 3, 2027.

In addition, ENVIGO understands the Court may require ENVIGO to pay the costs of probation.
Prior to pleading guilty, ENVIGO agrees to provide a lien to the United States against sufficient company assets to secure any unpaid deferred payments. Such lien shall be junior in priority and subordinated to (1) the lien provided by ENVIGO to lenders under its existing credit facility (for the avoidance of doubt, including its revolving credit facility lenders), to the extent that lien was in place as of April 1, 2024, and (2) liens provided by ENVIGO to lenders after April 1, 2024, to the extent the debt secured by the liens, in total, does not increase ENVIGO’s total secured debt to creditors other than the United States by more than $100,000,000 (one hundred million dollars) above its secured debt (including its revolving credit commitments) as of April 1, 2024. The United States shall release such lien upon full payment of the $22,000,000 (twenty-two million dollar) fine.

8.PROBATION

The parties agree and stipulate:
a.ENVIGO shall be placed on probation for a term of five years with the ability to move to have its probation ended three years after the CM commences its function if:
i.ENVIGO has complied with all conditions of probation, complied with all terms of this Plea Agreement, and has paid, in full, all monetary obligations imposed; and
ii.Inotiv, Inc. and the INOTIV ENTITIES have fully complied with the Plea Agreement and Resolution Agreement.
b.The following special condition of probation shall be imposed:
i.ENVIGO and the INOTIV ENTITIES shall comply with all terms of the Plea Agreement and Resolution Agreement.
In addition, ENVIGO understands the Court will impose standards and may impose other special conditions and terms of probation as it deems appropriate. The parties will be free to argue at sentencing for what terms and conditions should or should not be included. ENVIGO understands and agrees if its probation is revoked, it may be resentenced and a total aggregate fine up to the statutory maximum of $72,425,132 (seventy-two million four hundred twenty-five thousand one hundred thirty-two dollars) may be imposed.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
ENVIGO may only seek to have its probation terminated if all the conditions in this Section of the Plea Agreement are met. If it seeks to terminate its probation, it shall so notify the Court, the CM, and the United States, in writing, not less than 60 days before the date on which it seeks to have its probation terminated. Prior to the Court ruling on the recommendation, the CM will present to the Court, the United States, and ENVIGO, a written report concerning the early termination request, which will include the CM’s recommendation of whether or not probation should be terminated early.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
9.IMPROVEMENT TO FACILITIES AND PERSONNEL

ENVIGO, in accordance with the schedule set forth in this Plea Agreement, shall expend not less than $7,000,000 (seven million dollars) for improvements to its facilities and personnel to a standard beyond the minimum required to comply with the Animal Welfare Act laws, rules, and regulations. Such improvements shall all be directly related to improving the welfare of animals at INOTIV ENTITIES and shall include, but not be limited to, the following:
a.Maintain and, if necessary, hire sufficient and proficient veterinary staff at all facilities within the United States to ensure exceptional veterinary care for all animals in all INOTIV ENTITIES’ care, custody, or control.
b.Maintain and, if necessary, hire sufficient staff and secure facility space to ensure the following: enrichment, including, but not limited to, social contact; sufficient space; and sufficiently complex environment, to allow animals to perform species-specific natural behaviors.

10.PUBLIC STATEMENT

The INOTIV ENTITIES shall place a full-page public statement detailing the INOTIV ENTITIES’ contrition for their conduct (a) in a nationally and widely distributed animal science journal, (b) in at least two national newspapers, (c) in two major Virginia newspapers (including one in Richmond), and (d) on the INOTIV ENTITIES’ publicly accessible company websites. The full-page public statement shall be published in newspapers on or before June 13, 2024. The public statement must be posted and readily accessible on the INOTIV ENTITIES’ public websites the day of the entry of ENVIGO’s guilty pleas and for the duration of the probationary period. The language of the public statement must be agreed upon by the United States prior to the entry of ENVIGO’s guilty pleas.

11.FINANCIAL RESPONSIBILITIES

a.    Financial Obligations

ENVIGO agrees and understands none of the money paid pursuant to this Plea Agreement will be returned unless the Court rejects the Plea Agreement and ENVIGO withdraws its pleas within 10 days of receiving notice of the Court’s rejection. Should the Court reject the Plea Agreement and ENVIGO withdraw its pleas within 10 days of receiving notice of the Court’s rejection, any amounts ENVIGO has paid pursuant to Section 7(a)-(e) of this Plea Agreement shall be returned to ENVIGO.
ENVIGO must complete and submit a financial statement under oath to the United States no later than two weeks prior to the entry of ENVIGO’s guilty pleas.
ENVIGO must notify the Court, the United States, and the United States Probation Office as soon as reasonably practicable, in writing by both email and certified mail with return receipt, of any event (including, but not limited to, sale, merger, dissolution, etc.) that would jeopardize its ability to pay any amounts under this Plea Agreement. In such event, the United States may immediately collect the entire fine and accrued interest from any INOTIV ENTITY.
In addition, in accordance with 18 U.S.C. § 3572(d)(3), ENVIGO will notify the Court of any material change in ENVIGO’s economic circumstances that might affect ENVIGO’s ability to pay any amounts payable under this Plea Agreement.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
b.    Financial Obligations are Not Dischargeable

The parties warrant, in evaluating whether to execute this Plea Agreement, they have (a) intended the mutual promises, covenants, and obligations set forth constitute a contemporaneous exchange for new value given to ENVIGO, within the meaning of 11 U.S.C. § 547(c)(l); and (b) concluded these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange. Further, the parties warrant the mutual promises, covenants, and obligations set forth herein are intended to, and do, in fact, represent a reasonably equivalent exchange of value that is not intended to hinder, delay, or defraud any entity to which ENVIGO was or became indebted to on or after the date of entry of ENVIGO’s guilty pleas, within the meaning of 11 U.S.C. § 548(a)(l). ENVIGO agrees its obligations under Section 7(a)-(e) of this Plea Agreement may not be avoided pursuant to 11 U.S.C. § 547, and ENVIGO shall not argue or otherwise take the position in any such case, action, or proceeding that: (1) ENVIGO’s obligations under this Plea Agreement may be avoided under 11 U.S.C. § 547; (2) ENVIGO was insolvent at the time this Plea Agreement was entered into; or (3) the mutual promises, covenants, and obligations set forth in this Plea Agreement do not constitute a contemporaneous exchange for new value given to ENVIGO. ENVIGO acknowledges the agreements in this Paragraph are provided in exchange for valuable consideration provided in this Plea Agreement. ENVIGO agrees all obligations payable under Section 7(a)-(e) of this Plea Agreement are not dischargeable in bankruptcy and shall be considered debt for a fine, penalty, or forfeiture payable to and for the benefit of a governmental unit pursuant to 11 U.S.C. § 523(a)(7).

c.    Corporate Form

Except as may otherwise be agreed by the parties in connection with a particular transaction, ENVIGO agrees if, during the term of this Plea Agreement, it undertakes any material change in corporate form, including if it sells, merges, or transfers business operations material to ENVIGO’s consolidated operations as they exist as of the date of this Plea Agreement, whether such change is structured as a sale, asset sale, merger, transfer, or other material change in corporate form, it shall include in any contract for sale, merger, transfer, or other change in corporate form a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Plea Agreement. ENVIGO shall provide notice to the United States at least 30 days prior to undertaking any such sale, merger, transfer, or other change in corporate form. Nothing herein shall restrict ENVIGO from indemnifying (or otherwise holding harmless) the purchaser or successor in interest for penalties or other costs arising from any conduct that may have occurred prior to the date of the transaction, so long as such indemnification does not have the effect of circumventing or frustrating the enforcement purposes of this Plea Agreement, as determined by the United States. Nothing herein shall restrict ENVIGO from making changes in corporate form, so long as such changes do not have the effect of circumventing or frustrating the Plea Agreement or the Resolution Agreement.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
d.    Treatment of Payments

None of the INOTIV ENTITIES shall seek any reduction in its tax obligations on the basis of the payments made pursuant to Section 7(a)-(e) of the Plea Agreement or Resolution Agreement, nor shall they characterize, publicize, or refer to these payments as voluntary donations or contributions. Additionally, the INOTIV ENTITIES shall not seek or take credit for any project performed using funds disbursed by NFWF pursuant to this Plea Agreement in any related civil or administrative proceeding, including, but not limited to, the Natural Resources Damages Assessment process.
12.COMPLIANCE MONITOR

a.    Selection Process

The parties agree a CM shall be appointed to ensure compliance with all Applicable Laws, the Plea Agreement, and the Resolution Agreement.
Within twenty-one calendar days of the date of entry of ENVIGO’s guilty pleas, ENVIGO shall submit to the United States a written proposal identifying three CM candidates. Each CM candidate shall have the following attributes, which ENVIGO and the CM candidates will detail in the written submission and certification submitted to the United States:
i.Subject to U.S. jurisdiction.
ii.Integrity, credibility, and professionalism.
iii.General background, education and training, professional experience, professional commendations and honors, licensing, reputation in the relevant professional community, and any experience as a monitor.
iv.Expertise or experience with issues related to the Applicable Laws.
v.Relevant skills and experience necessary to discharge the duties of the CM.
vi.The ability to create a properly composed monitorship team and access and deploy resources as necessary to discharge the duties of the CM.
vii.Sufficient expertise and competence to assess whether the INOTIV ENTITIES have adequate management systems in place to ensure regulatory compliance, document such non-compliance, and prevent future non-compliance.
viii.Name and qualification of any outside professional the CM will retain.
ix.The commitment to serve as the CM for the entire monitorship term.
x.The CM, the CM’s firm, and any members of the entire monitorship team have no conflicts of interests that would prevent them from accepting the monitorship and is not a current or recent (that is, within the prior two years) employee, agent, or representative of any of the INOTIV ENTITIES and holds no interest in, and has no relationship with, any of the INOTIV ENTITIES, or any of the INOTIV ENTITIES employees, officers, directors, or outside counsel retained for purposes of this matter.
xi.Have (1) notified any clients they represent in any matter involving the United States; and (2) obtained a waiver from those clients or withdrawn representation in the other matter(s).
xii.Will agree (1) not to seek, offer, accept, or discuss additional work from any of the INOTIV ENTITIES during the monitorship or within three years from the date of the termination of the monitorship; and (2) not receive any payments, other than for payments received pursuant to a contract for its CM work described herein, from any of the INOTIV ENTITIES, except for the payments set forth under Paragraph (c) of this Section.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
ENVIGO will provide a written certification that the INOTIV ENTITIES will not employ or be affiliated with the CM, the CM’s firms, or other professionals who are part of the entire monitorship team during the entire monitorship term and for a period of not less than three years from the date of the termination of the monitorship.
ENVIGO shall provide a written statement identifying the CM candidate that is ENVIGO’s first choice to serve as the CM and the reasons for that choice.
The United States reserves the right to disallow any proposed candidate. If the United States disallows a candidate, ENVIGO, shall, within twenty business days of receiving notice of the disallowance, submit an additional name to the United States. The submission and disallowance process will continue until at least three candidates remain. The CM candidates shall be subject to interview(s) by the United States. The United States, upon consideration of the three remaining candidates, shall select the CM. The United States may disqualify any CM candidate during the selection process, and at all times, there must be three candidates under consideration until the CM is selected by the United States. ENVIGO and the United States will endeavor to complete the selection process for the CM within sixty days of entry of ENVIGO’s guilty plea.
Notwithstanding the foregoing, nothing in this Plea Agreement shall prevent ENVIGO from proposing that two monitors, one with expertise with the Animal Welfare Act laws, rules, and regulations, and one with expertise with the Clean Water Act laws, rules, and regulations, perform the function of the CM.

b.    Powers

The scope of the CM shall be limited to review of the care of any “animal” as defined by 9 C.F.R. § 1.1 by those components of the INOTIV ENTITIES that hold licenses pursuant to the United States Department of Agriculture or conduct activities under those licenses and, for purposes of ensuring compliance with the Clean Water Act laws, rules, and regulations, as well as all federal and applicable state and local water and sewage laws, rules, and regulations, those components of the INOTIV ENTITIES that hold permits regulated by the Clean Water Act, including, but not limited to, National Pollutant Discharge Elimination System (“NPDES”) permits and indirect discharge permits and related activities, and any comparable permit issued through a delegated-state program.
Within the scope, the CM shall, for each year of probation, limit its on-site review to one-third of the INOTIV ENTITIES’ facilities, rounded to the nearest whole number. Notwithstanding the previous sentence, the CM must complete its on-site review of 100% of the within-scope INOTIV ENTITIES’ facilities in three years. For any non-compliance identified during the CM’s on-site review of any facility, the CM may revisit that facility at any time to ensure corrective measures have been taken.
Within the scope, the CM shall be empowered to:
i.Freely review all records of the INOTIV ENTITIES.
ii.Freely communicate with all employees, contractors, and agents of the INOTIV ENTITIES.
iii.Take all steps necessary to determine if the INOTIV ENTITIES are fully complying with all Applicable Laws.
iv.Take all steps necessary to determine if the INOTIV ENTITIES are fully complying with all (1) obligations set forth in the Plea Agreement and Resolution Agreement, (2) terms of probation, and (3) terms of the NCP (as defined below).
v.Report any matter to any INOTIV employee or any appropriate governmental or regulatory body, if the CM believes it to be in the interest of advancing the purposes of the Plea Agreement and Resolution Agreement.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
vi.Promptly notify the Court and the United States if the CM is being denied access to information, resources, or employees or agents necessary to fulfill the CM’s responsibilities.

c.    Payment

ENVIGO shall pay all reasonable costs of the CM, including any costs incurred in the selection of the CM. If ENVIGO finds that any costs submitted by the CM are unreasonable, ENVIGO may bring any such disputes before the Court, with notice to the United States, for review and resolution.

d.    Reporting to Parties

The CM shall, at minimum, make the following reports to the Court, United States, the United States Probation Office, and ENVIGO, but report more often if it so chooses:

i.Every six months, a report detailing the INOTIV ENTITIES’ compliance record and efforts to improve their facilities.
ii.Within 10 days of discovery by the CM, a report detailing any significant failure to comply with the Plea Agreement, Resolution Agreement, or a term of probation, unless the failure to comply is remedied within five days of discovery.

e.    Replacement

In the event the CM is unable or unwilling to perform his/her duties, the CM shall immediately provide written notice to the Court, the United States, the United States Probation Office, and ENVIGO Within 30 days of such notice, ENVIGO must submit at least three candidates to replace the CM, and the selection of the replacement CM shall follow the procedures set forth under Paragraph (a) of this Section.

In the event the CM seeks to retain any outside professional not identified in its written submission, the CM shall provide written notice to the Court, the United States, the United States Probation Office, and ENVIGO immediately. Any party can provide a written objection within fifteen days of such notice, in which case the CM shall propose another outside professional. If any party continues to object, the dispute shall be resolved by the Court.

f.    Term

The CM shall serve for the entire monitorship term, except as provided under Paragraph (e) of this Section. The monitorship term shall expire five years after the completion of the selection process for the CM. If ENVIGO is released from probation prior to completion of the five-year term, the monitorship term shall expire three years after the completion of the selection process for the CM, or two months after the completion of probation, whichever is later.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
13.NATIONWIDE COMPLIANCE PLAN

ENVIGO shall develop, adopt, implement, fund, and comply with a comprehensive NCP governing compliance of all the INOTIV ENTITIES’ facilities within the United States with all Applicable Laws.
ENVIGO will develop the NCP in coordination with the CM. The NCP shall be filed with the Court and provided to the United States within 90 days of the appointment of the CM. Terms of the NCP shall include, but are not limited to, the following:

a.Compliance Officer. Inotiv, Inc., itself one of the INOTIV ENTITIES, and the parent of the other INOTIV ENTITIES, shall maintain a Compliance Officer. The Compliance Officer shall, in conjunction with the CM, be authorized and have the necessary funding to oversee compliance by all the INOTIV ENTITIES with all Applicable Laws. The Compliance Officer is, and shall continue to be, responsible for developing and implementing policies, procedures, and practices designed to address compliance with the requirements set forth in the NCP. The Compliance Officer shall be a member of senior management of Inotiv, Inc., and shall report directly to the President and Chief Executive Officer (“CEO”) of Inotiv, Inc. The Compliance Officer shall make periodic (at least quarterly) reports regarding compliance matters directly to the President and CEO and shall be authorized to report on such matters to Inotiv, Inc.’s Board of Directors at any time. In addition to the reporting obligations set out in this Paragraph, the Compliance Officer will report directly to the President and CEO and will not be subordinate to any other employee. The Compliance Officer shall be responsible for monitoring the day-to-day compliance activities engaged in by the INOTIV ENTITIES as well as for any obligations created under the NCP. Any non-compliance job responsibilities of the Compliance Officer must not interfere with the Compliance Officer’s ability to perform the duties outlined in the NCP.

b.Compliance Committee. Prior to the entry of ENVIGO’s guilty plea, Inotiv, Inc. will form and maintain a Compliance Committee which, in conjunction with the Compliance Officer, shall assist in the implementation and enhancement of the NCP. The Compliance Committee shall include, at a minimum, the Compliance Officer and other members of senior management necessary to meet the requirements of the NCP (e.g., senior executives of relevant departments, such as legal, regulatory, audit, human resources, and operations). The Compliance Committee shall support the Compliance Officer in fulfilling his/her responsibilities (e.g., shall assist in the analysis of the INOTIV ENTITIES’ risk areas and shall oversee monitoring of internal and external compliance-related audits and investigations). The Compliance Committee shall meet at least quarterly, with such meetings to include the presence or input of the CM, and report at least quarterly to the Board of Directors of Inotiv, Inc. regarding the status of the NCP.

c.Board of Directors Compliance Obligations. Effective from the date of the entry of ENVIGO’s guilty pleas and continuing throughout the term of probation, the Board of Directors of Inotiv, Inc. will oversee the NCP. Such oversight by the Board of Directors shall include, at a minimum:

i.Reviewing the INOTIV ENTITIES’ compliance with their obligations under the NCP;
ii.Receiving updates about adoption and implementation of policies, procedures and practices designed to ensure compliance with the Applicable Laws; and
iii.Evaluating the effectiveness of the NCP.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.

d.The INOTIV ENTITIES shall evaluate their current business to ensure they are not currently violating the Applicable Laws. Should one of the INOTIV ENTITIES find it is violating any of the Applicable Laws, it must report the violations to the CM and take necessary steps to remediate any such conduct.

e.The INOTIV ENTITIES shall maintain, and, if necessary, enhance their training programs to ensure that pertinent employees are familiar with the requirements of the Applicable Laws, as well as the required standards set forth under Section 5 herein, and how those requirements apply to the INOTIV ENTITIES’ conduct.

f.The INOTIV ENTITIES shall ensure they have, and maintain, processes to (a) encourage employees to report suspected non-compliant activities by the INOTIV ENTITIES, customers, or others, and to (b) acknowledge or otherwise recognize employees for reporting confirmed non-compliant activity.

g.The INOTIV ENTITIES shall maintain, and, if necessary, enhance, policies and procedures designed to ensure effective investigation of any complaints and/or potential deficiencies relating to compliance with the Applicable Laws. Such policies and procedures shall include, but are not limited to:

i.Training and providing guidance to all pertinent employees as to the requirement to report all information regarding potential non-compliance with the Applicable Laws to the Compliance Officer, who in turn, in consultation with the CM, will review and determine whether corrective actions are required.
ii.Tracking allegations and remediation action plans regarding potential non-compliance with the Applicable Laws to identify issues that may require corrective actions.

h.Within 60 days of the end of Inotiv Inc.’s fiscal year, for the duration of the probationary period, Inotiv Inc.’s President and CEO shall certify under oath to the United States and to the United States Probation Office, that, to the best of their knowledge after a diligent inquiry, (1) the INOTIV ENTITIES fully complied with all Applicable Laws in the preceding year, or in the alternative, (2) the INOTIV ENTITIES fully complied with all Applicable Laws in the preceding year, with the exception of attached detailed non-compliant activity and the steps taken to remedy such non-compliant activity. Any listing of non-compliant activity shall not be considered by the United States or the United States Probation Office as a per se violation of the terms of probation or the Plea Agreement. Instead, other factors may be considered, including whether the conduct violated policies the INOTIV ENTITIES had adopted, whether the INOTIV ENTITIES provided training addressing the subject matter of the reported conduct, whether it was an isolated or systemic occurrence, the INOTIV ENTITIES’ response, and any remedial actions taken after the INOTIV ENTITIES learned of the conduct reported.

i.Within 60 days of receiving notice of a potential or actual violation of the Applicable Laws, any federal criminal law, or a term of the Plea Agreement at any of the INOTIV ENTITIES, ENVIGO shall notify the CM, the United States, and the United States Probation Office of such violation, ENVIGO’s findings, and corrective action taken, if any.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
14.NOTICE TO PERSONNEL OF INOTIV ENTITIES

Within 30 days of pleading guilty, all INOTIV ENTITES shall require each employee or full-time or part-time employee equivalent to read the Information, Plea Agreement, and Resolution Agreement.
For five years after entry of this Plea Agreement, within 30 days of one of the INOTIV ENTITIES employing or engaging an employee or full-time or part-time employee equivalent, ENVIGO shall require such person to read the Information, Plea Agreement, and Resolution Agreement. ENVIGO shall maintain a record, for inspection by the CM and the United States, documenting that these requirements have been met.

15.PUBLIC ACCESS TO INFORMATION

The INOTIV ENTITIES shall facilitate, for the period of probation, the posting of copies of final United States Department of Agriculture inspection reports of INOTIV ENTITIES’ facilities, the certifications submitted by Inotiv Inc.’s President and CEO as provided herein, and reports prepared by the CM, on the INOTIV ENTITIES’ free and publicly accessible company websites, within fourteen days of receipt of each document.
Subject to the time limits set forth herein and the approval of the CM, the INOTIV ENTITIES may redact any confidential business information or any information it reasonably believes can impair the security of its operations before such documents are posted for public access.
Upon the INOTIV ENTITIES’ posting of the documents, both unredacted and redacted copies shall be provided to the Court, the United States, and the United States Probation Office. The INOTIV ENTITIES may seek to have the filings placed under seal to protect any information the CM has determined warrant redaction.

16.REJECTION OF PLEA AGREEMENT

The parties agree that if the Court refuses to accept this Plea Agreement with the agreed-upon sentence, ENVIGO will be free to withdraw its guilty pleas. In the event the Court refuses to accept this Plea Agreement and ENVIGO withdraws its guilty pleas within 10 days of being notified of the Court’s refusal, nothing in this Plea Agreement shall be deemed a waiver of the provisions of Federal Rule of Evidence 410. Under these circumstances, the United States will move to dismiss the Information without prejudice and the United States may pursue any or all of the remedies set forth in the Plea Agreement or Resolution Agreement, as if ENVIGO had failed to comply with a term of the Plea Agreement or as if Inotiv, Inc. had failed to comply with a term of the Resolution Agreement.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
17.    JUDGMENT AND CONVICTION ORDER PROVISIONS

The parties agree that the Court’s Judgment and Conviction Order will include the following language:

A.In “SPECIAL CONDITIONS OF SUPERVISION”:

“ENVIGO and the INOTIV ENTITIES must comply with all provisions of this Plea Agreement and all provisions of the related Resolution Agreement entered into with Inotiv, Inc.”

B.In “ADDITIONAL TERMS FOR CRIMINAL MONETARY PENALTIES”:
ENVIGO shall make payments toward a fine of $11,000,000 (eleven million dollars) on Count One and $11,000,000 (eleven million dollars) on Count Two, for a total fine of $22,000,000 (twenty-two million dollars), which shall be due and payable at sentencing and interest shall be computed daily on the entire unpaid balance from the date of sentencing at a rate equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the calendar week preceding the date of sentencing. However, ENVIGO will be in compliance with its obligation to pay the fine so long as it pays the following amounts on or before the dates set forth below:
June 3, 2025 - $5,000,000 (five million dollars)
June 3, 2026 - $5,000,000 (five million dollars)
June 3, 2027 - $5,000,000 (five million dollars)
June 3, 2028 - $7,000,000 (seven million dollars) plus all accrued interest since June 3, 2024
If ENVIGO and Inotiv, Inc. fail to pay any of the above listed amounts on or before the due dates, they will have (1) failed to comply with a provision of the Plea Agreement, and (2) failed to comply with a provision of the Resolution Agreement. Accordingly, the United States, immediately, may collect the entire remaining unpaid amount due of the $22,000,000 fine plus interest.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
18.ADDITIONAL OBLIGATIONS

Unless the Court rejects this Plea Agreement and, as a result, ENVIGO withdraws its plea, ENVIGO agrees to: (1) accept responsibility for its conduct; (2) not attempt to withdraw its guilty plea; (3) not deny it committed the crimes to which it has pled guilty; and (4) not make or adopt any arguments or objections to the presentence investigation report that are inconsistent with this Plea Agreement.
ENVIGO will not, through its present or future directors, officers, employees, agents, or attorneys, (1) make any public statement or (2) make any statement or take any position in litigation in which any United States department or agency is a party, in either case, contradicting any statement or provision set forth in the Plea Agreement, Resolution Agreement, Information, or their attachments. If ENVIGO makes a public statement that in whole or in part contradicts any such statement or provision, ENVIGO may avoid being in violation of this Plea Agreement by promptly publicly repudiating such statement. For the purposes of this Paragraph, the term “public statement” means any statement made or authorized by ENVIGO’s directors, officers, employees, agents, or attorneys and includes, but is not limited to, a statement in (1) a press release, (2) public relations material, (3) required disclosures under securities laws, or (4) ENVIGO’s publicly accessible company websites. Notwithstanding the above, ENVIGO may avail itself of any legal or factual arguments available in defending litigation brought by a party other than the United States. This Paragraph does not apply to any statement made by any individual in the course of any actual or contemplated criminal, regulatory, administrative, or civil case initiated by any governmental or private party against such individual.

19.    GUARANTEE AND JURISDICTION

The parties agree and acknowledge that ENVIGO’s parent corporation, Inotiv, Inc., shall guarantee all monetary penalties (criminal fine, payments for direct assistance, community service, and mitigation) imposed upon ENVIGO and the funding and performance of all obligations set forth in this Plea Agreement. The parties further agree and acknowledge that the INOTIV ENTITIES hereby consent to the jurisdiction of the United States District Court for the Western District of Virginia for the purpose of enforcing the Resolution Agreement and Plea Agreement.

20.WAIVER OF RIGHT TO APPEAL AND COLLATERALLY ATTACK THE JUDGMENT AND SENTENCE IMPOSED BY THE COURT

If the Court accepts this Plea Agreement, ENVIGO agrees ENVIGO will not appeal the conviction or sentence imposed. ENVIGO is knowingly and voluntarily waiving any right to appeal and is voluntarily willing to rely on the Court in sentencing it, pursuant to the terms of Fed. R. Crim. P. 11(c)(1)(C). ENVIGO expressly waives its right to appeal as to any and all issues in this matter and waives any right it may have to collaterally attack, in any future proceeding, any order issued in this matter, unless such appeal or collateral attack cannot be waived, by law. ENVIGO understands the United States expressly reserves all its rights to appeal, but if the United States initiates a direct appeal of the sentence imposed, ENVIGO may file a cross appeal of that same sentence. ENVIGO agrees and understands if it files any court document (except for an appeal or collateral attack based on an issue that cannot be waived, by law) seeking to disturb, in any way, any order imposed in the case such action shall constitute a failure to comply with a provision of this Plea Agreement.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
21.INFORMATION ACCESS WAIVER

ENVIGO waives all rights, whether asserted directly or by a representative, to request or receive from the United States Department of Justice, United States Department of Agriculture – Office of Inspector General, and Virginia Office of the Attorney General any records pertaining to the investigation or prosecution of this case, including, without limitation, any records that may be sought under the Freedom of Information Act, 5 U.S.C. § 552, the Privacy Act of 1974, 5 U.S.C. § 552a, or the Virginia Freedom of Information Act, Va. Code § 2.2-3700- 3714.

22.ADMISSIBILITY OF STATEMENTS

ENVIGO understands any statements made on its behalf (including, but not limited to, this Plea Agreement, the Information, and its admission of guilt) during or in preparation for any guilty plea hearing, sentencing hearing, or other hearing and any statements made, in any setting, may be used against ENVIGO by the United States in this or any other proceeding. ENVIGO knowingly waives any right it may have under the Constitution, any statute, rule, or other source of law to have such statements, or evidence derived from such statements, suppressed, or excluded from being admitted into evidence in this or any other proceeding. If, and only if, the Court rejects this Plea Agreement, and, as a result, ENVIGO withdraws its pleas, ENVIGO will not be bound by the waivers set forth in this Section of the Plea Agreement.

23.COMPLETION OF PROSECUTION

The parties agree they are bound by all terms of the Resolution Agreement, including those concerning completion of prosecution.

24.LIMITATION OF PLEA AGREEMENT

This Plea Agreement is limited to the United States Attorney’s Office for the Western District of Virginia and the Environmental and Natural Resources Division of the United States Department of Justice and does not bind any other component of the Department of Justice, other federal agency, or any state, local, or foreign law enforcement or regulatory agency, or any other authority.

25.COOPERATION

ENVIGO will fully cooperate with all investigations and prosecutions, if any, by the Department of Justice or Virginia Office of the Attorney General. ENVIGO’s cooperation in the investigation and prosecution of individuals and entities pursuant to this Paragraph includes, but is not limited to, using best efforts promptly to secure the attendance and testimony of any current or former officer, director, agent, or employee of ENVIGO at any meeting or interview or before the grand jury or at any trial or other court proceeding; and truthfully disclosing all factual information, documents, records, or other tangible evidence not protected by a valid claim of privilege or work product. ENVIGO’s cooperation is subject to applicable laws and regulations, including relevant data privacy and national security laws and regulations, as well as valid claims of attorney-client privilege or attorney work product doctrine. ENVIGO expressly understands, to the extent there is conduct disclosed by ENVIGO that does not relate to the conduct covered by the Information, such conduct will not be exempt from prosecution and is not within the scope of the non-prosecution terms of this Plea Agreement.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
Nothing in this Plea Agreement shall be construed to require ENVIGO to waive any attorney-client privilege or work-product protection.

26.REMEDIES FOR FAILURE TO COMPLY WITH ANY PROVISION OF THIS PLEA AGREEMENT

ENVIGO understands if: (1) ENVIGO attempts to withdraw its plea (in the absence of the Court refusing to accept this Plea Agreement); (2) ENVIGO fails to comply with any provision of this Plea Agreement; (3) any of the INOTIV ENTITIES fail to comply with any provision of the Resolution Agreement; (4) ENVIGO’s conviction is set aside, for any reason; and/or (5) ENVIGO fails to execute all required paperwork, the United States may, at its election, pursue any or all of the following remedies: (a) declare this Plea Agreement and/or the Resolution Agreement void; (b) file against any entity, by indictment or information, any charges which were filed and/or could have been filed concerning the matters involved in the instant investigation; (c) refuse to abide by any stipulations and/or recommendations contained in this Plea Agreement or the Resolution Agreement; (d) not be bound by any obligation of the United States set forth in this Plea Agreement or the Resolution Agreement, and (e) take any other action provided for under this Plea Agreement, the Resolution Agreement, or by statute, regulation, or court rule.
The remedies set forth above are cumulative and not mutually exclusive. If the United States pursues any of its permissible remedies as set forth in this Plea Agreement, ENVIGO will still be bound by its obligations under this Plea Agreement. ENVIGO hereby waives its right under Fed. R. Crim. P. 7 to be proceeded against by indictment and consents to the filing of an information against it concerning any charges filed pursuant to this Section of this Plea Agreement. ENVIGO hereby waives any statute of limitations argument as to any such charges.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
27.EXCLUSION

ENVIGO understands that as a consequence of pleading guilty pursuant to this Plea Agreement, government agencies may exclude ENVIGO from participating in activity involving federal government funds and/or contracts; may refuse to issue or revoke licenses to ENVIGO; and may take other action.

If ENVIGO is in compliance with the Plea Agreement, Inotiv, Inc. is in compliance with the Resolution Agreement, and the United States is asked by the United States Environmental Protection Agency, Office of Suspension and Debarment (“OSD”) or other equivalent office, the United States will advise OSD or other equivalent office that ENVIGO waived indictment, accepted responsibility for the underlying criminal conduct, and is cooperating with the related investigation. ENVIGO understands that all decisions related to suspension and debarment are committed to the discretion of OSD.

28.EFFECTIVE REPRESENTATION

ENVIGO has discussed the terms of this Plea Agreement and all matters pertaining to the charges against it with its attorneys and is fully satisfied with its attorneys and its attorneys’ advice. At this time, ENVIGO has no dissatisfaction or complaint with its attorneys’ representation. ENVIGO agrees to make known to the Court no later than at the time of sentencing any dissatisfaction or complaint ENVIGO may have with its attorneys’ representation.

29.EFFECT OF ENVIGO’S SIGNATURE

ENVIGO understands its Authorized Corporate Officers’ (the “Officers’”) signatures on this Plea Agreement constitute binding offers by them to enter into this Plea Agreement. ENVIGO understands the United States has not accepted ENVIGO’s offers until all of the authorized representatives of the United States have signed this Plea Agreement and the Resolution Agreement.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
30.GENERAL UNDERSTANDINGS

ENVIGO understands a presentence investigation may be conducted and sentencing recommendations independent of the United States may be made by the presentence preparer.
ENVIGO understands the United States and ENVIGO retain the right, notwithstanding any provision in this Plea Agreement, to inform the United States Probation Office and the Court of all facts, to address the Court with respect to the nature and seriousness of the offense and the offender, to respond to any questions raised by the Court, to correct any inaccuracies or inadequacies in the presentence report, and to respond to any statements made to the Court.
ENVIGO willingly stipulates there is a sufficient factual basis for the Court to accept the plea.
ENVIGO understands this Plea Agreement does not apply to any crimes or charges not addressed in this Plea Agreement.
ENVIGO has not been coerced, threatened, or promised anything other than the terms of this Plea Agreement, which is part of a larger resolution set forth in the Resolution Agreement, in exchange for its pleas of guilty. ENVIGO understands its attorneys will be free to argue any mitigating factors on its behalf to the extent they are not inconsistent with the terms of this Plea Agreement. ENVIGO understands ENVIGO will have an opportunity to have a representative address the Court prior to sentence being imposed.
The Plea Agreement, Resolution Agreement, and their attachments are the complete and only agreements between the United States and ENVIGO concerning resolution of this matter. In addition, ENVIGO has no objection to the filing of the Information. The Plea Agreement, Resolution Agreement, and their attachments set forth the entire understanding between the parties and constitute the complete agreement between the United States and ENVIGO and no other additional terms or agreements shall be entered except and unless those other terms or agreements are in writing and signed by the parties. These agreements supersede all prior understandings, promises, agreements, or conditions, if any, between the United States and ENVIGO. ENVIGO consents to public disclosure of the Plea Agreement, Resolution Agreement, and their attachments.
ENVIGO has consulted with its attorneys and fully understands its rights. ENVIGO has read this Plea Agreement and carefully reviewed every part of it with its attorneys. ENVIGO understands this Plea Agreement and ENVIGO voluntarily agrees to it. Being aware of all the possible consequences of its pleas, ENVIGO has independently decided to enter these pleas of its own free will and is affirming that agreement on this date by the signature of the Officer below.
The Officers, by signing below, each hereby certify to the following:
(1)    The Officer is fully authorized by ENVIGO’s Board of Directors to enter into this Plea Agreement on behalf of ENVIGO.
(2)    The Officer has read the entire Plea Agreement and its attachments and discussed them with ENVIGO’s Board of Directors.
(3)    ENVIGO understands all the terms of this Plea Agreement and those terms correctly reflect the results of plea negotiations.
(4)    ENVIGO is fully satisfied with ENVIGO’s attorneys’ representation during all phases of this case.
(5)    ENVIGO is freely and voluntarily pleading guilty in this case.
(6)    ENVIGO is pleading guilty as set forth in this Plea Agreement because it is guilty of the crime to which it is entering its plea.
(7)    ENVIGO understands it is waiving its right to appeal the judgment and conviction in this case.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
ENVIGO acknowledges its acceptance of this Plea Agreement by the signature of its counsel and Officers. A copy of a certification by ENVIGO’s Boards of Directors authorizing the Officers to execute this Plea Agreement and all other documents to resolve this matter on behalf of ENVIGO are attached as Attachment A.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
Agreed to:

ENVIGO RMS, LLC:

BY:	/s/ Andrea Castetter	June 1, 2024
	Andrea Castetter	DATE
Senior Vice President - General Counsel
and Corporate Secretary, Inotiv, Inc
Authorized Corporate Officer
For Envigo RMS, LLC

Counsel has fully explained to the Board of Directors of ENVIGO RMS, LLC the facts and circumstances of the case; all rights with respect to the offense charged in the Information; possible defenses to the offense charged in the Information; all rights with respect to the applicability of the U.S.S.G.; and the consequences of entering into this Plea Agreement and entering a guilty plea. Counsel has reviewed this entire Plea Agreement and its attachments with the client, through its Officer. ENVIGO RMS, LLC understands the terms and conditions of this Plea Agreement, and ENVIGO RMS, LLC’s decision to enter into this Plea Agreement is knowing and voluntary. ENVIGO RMS, LLC’s execution of and entry into this Plea Agreement is done with Counsel’s consent.

/s/ Daniel Suleiman	June 1, 2024
Daniel Suleiman	DATE
Christopher M. Denig
Jeannie M. Perron, DVM
Daniel T. Grant
COVINGTON & BURLING LLP

Counsel for Envigo RMS, LLC

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
Agreed to:

ENVIGO GLOBAL SERVICES, INC.:

BY:	/s/ Andrea Castetter	June 1, 2024
	Andrea Castetter	DATE
Senior Vice President - General Counsel
and Corporate Secretary, Inotiv, Inc
Authorized Corporate Officer
For Envigo Global Services, Inc.

Counsel has fully explained to the Board of Directors of ENVIGO GLOBAL SERVICES, INC. the facts and circumstances of the case; all rights with respect to the offense charged in the Information; possible defenses to the offense charged in the Information; all rights with respect to the applicability of the U.S.S.G.; and the consequences of entering into this Plea Agreement and entering a guilty plea. Counsel has reviewed this entire Plea Agreement and its attachments with the client, through its Officer. ENVIGO GLOBAL SERVICES, INC. understands the terms and conditions of this Plea Agreement, and ENVIGO GLOBAL SERVICES, INC.’s decision to enter into this Plea Agreement is knowing and voluntary. ENVIGO GLOBAL SERVICES, INC.’s execution of and entry into this Plea Agreement is done with Counsel’s consent.

/s/ Daniel Suleiman	June 1, 2024
Daniel Suleiman	DATE
Christopher M. Denig
Jeannie M. Perron, DVM
Daniel T. Grant
COVINGTON & BURLING LLP

Counsel for Envigo Global Services, Inc.

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.:

Attachment 2 to Resolution Agreement	Plea Agreement
In re: Inotiv, Inc.
The United States Attorney’s Office for the Western District of Virginia:

BY:	/s/ Christopher R. Kavanaugh	June 3, 2024
	CHRISTOPHER R. KAVANAUGH	DATE
United States Attorney
RANDY RAMSEYER
Assistant United States Attorney
MICHELLE WELCH
Special Assistant United States Attorney
COREY HALL
Assistant United States Attorney
CARRIE MACON
Assistant United States Attorney

The United States Department of Justice, Environmental Crimes Section:

BY:	/s/ Banumathi Rangarajan	June 3, 2024
	TODD KIM	DATE
Assistant Attorney General
BANUMATHI RANGARAJAN
Senior Trial Attorney
SARAH BROWN
Trial Attorney

Plea Agreement	Authorized Corporate Officers' Initials:
United States v. Envigo RMS, LLC & Envigo Global Services, Inc.	Envigo RMS, LLC: ______
Envigo Global Services, Inc.: